Exhibit 99.1

OfficeMax
263 Shuman Blvd.
Naperville, IL 60563

News Release

Media Contact	Investor Contacts
Bill Bonner	Mike Steele	Tony Giuliano
630 864 6066	630 864 6826	630 864 6820

OFFICEMAX UPDATES THIRD QUARTER 2010 GUIDANCE

OFFICEMAX TO PRESENT TODAY AT GOLDMAN SACHS

ANNUAL GLOBAL RETAILING CONFERENCE

NAPERVILLE, Ill., September 14, 2010 – OfficeMax® Incorporated (NYSE: OMX) today announced that, as part of its presentation today at the Goldman Sachs Global Retailing Conference, it plans to update its outlook for the third quarter of 2010.

Sam Duncan, Chairman and CEO of OfficeMax, said, “As we finish the Back-to-School season, we are pleased with our execution to date in the quarter in an extremely tough environment. Similar to last year’s Back-to-School season, customers were budget conscious and retailers were very competitive and promotional. That said, our performance in this important season met our expectations.

Bruce Besanko, EVP, Chief Financial Officer and Chief Administrative Officer of OfficeMax, said, “We continue to face challenging global macroeconomic conditions including continued weak U.S. employment trends. To date in the third quarter, as expected, the company has experienced a year-over-year domestic retail same-store sales percentage decline which was favorable to the second quarter 2010 year-over-year domestic retail sales percentage decline of 2.1%.”

OfficeMax anticipates that for the third quarter, total company sales will be slightly lower than the prior year’s third quarter, including the favorable impact of foreign currency translation, which is in line with the company’s previous guidance. The company now anticipates that adjusted operating income margin rate will be slightly higher than the prior year’s third quarter due primarily to favorable settlements of sales/use tax issues in the third quarter of 2010. Excluding these settlements, adjusted operating income margin rate for the third quarter will be in line with the company’s previous guidance.

A live audio webcast of the presentation can be accessed today at 8:45a.m. Eastern Time via the Internet by visiting the OfficeMax website at http://investor.officemax.com. The webcast will be archived and available online until October 14, 2010 and will be posted on the “Presentations” page located within the “Investors” section of the OfficeMax website.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Management believes that these forward-looking statements are reasonable. However, the company cannot guarantee that the macroeconomy will perform within the assumptions underlying its projected outlook; that its initiatives will be successfully executed and produce the results underlying its expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the company that may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 26, 2009, under Item 1A “Risk Factors”, and in the company’s other filings with the SEC.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in both business-to-business office products solutions and retail office products. The OfficeMax mission is simple. We help our customers do their best work. The company provides office supplies and paper, in-store print and document services through OfficeMax ImPress®, technology products and solutions, and furniture to businesses and individual consumers. OfficeMax customers are served by over 30,000 associates through direct sales, catalogs, e-commerce and approximately 1,000 stores. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.officemax.com.

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